Exhibit 10.4	EXECUTION COPY

DEALER MANAGER AGREEMENT

TRILINC GLOBAL IMPACT FUND, LLC

Units of Limited Liability Company Interests

This Dealer Manager Agreement (this “Agreement”), dated as of May 19, 2017 is entered into by and among TriLinc Global Impact Fund, LLC, a Delaware limited liability company (the “Issuer”), TriLinc Advisors, LLC, a Delaware limited liability company, in its capacity as advisor to the Issuer (the “Advisor”), and SC Distributors, LLC, a Delaware limited liability company (the “Dealer Manager”). The Issuer, the Advisor and the Dealer Manager are collectively referred to herein as “Parties” and each as a “Party.”

1.Offering.

(a)The Issuer intends to offer and sell up to $100,000,000 (which may be increased to $200,000,000), in units of limited liability company interests of the Issuer, consisting of Class P-A units (the “Class P-A Units”), Class P-C units (the “Class P-C Units”), Class P-I units (the “Class P-I Units,”), Class P-W units (the “Class P-W Units” and collectively with the Class P-A, the Class P-C Units, the Class P-I Units, the “Units”) and Class P-Y units (“Class P-Y Units”), in a private placement (the “Private Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation D promulgated under the Securities Act (“Regulation D”), on the terms and conditions described in the Confidential Private Placement Memorandum, dated May 19, 2017 (the “Memorandum Date”), with respect to the Units (as the same may be amended, revised or supplemented from time to time, the “Memorandum”).

(b)It is understood that no sale of Units shall be regarded as effective unless and until accepted by the Issuer. The Issuer reserves the right in its sole discretion to refuse to sell any of the Units to any prospective purchaser.  The Units will be offered during a period commencing on the Memorandum Date and continuing until the earlier of: (1) the date that the targeted maximum offering amount of Units is sold pursuant to the Private Offering and (2) the first anniversary of the Memorandum Date, unless the board of managers of the Issuer determines it will keep the Private Offering open, in which case, the Private Offering will end on a date that the board of managers of the Issuer determines, not more than one year after the first anniversary of the Memorandum Date (in each case, the “Private Offering Termination Date”);

(c)The Dealer Manager agrees that it does not have the power to legally bind or commit the Issuer or any of its affiliates or any of their respective managers, directors, controlling unitholders or shareholders, officers, executives, agents and representatives (collectively, “Issuer Parties” and each an “Issuer Party”) and shall not have any authority in any transaction to act as agent for the Issuer or any Issuer Party.

2.Placement of Units; Engagement of Dealer Manager.

(a)Subject to the terms and conditions set forth herein, including, but not limited to section 2(k) below, the Issuer hereby engages and appoints the Dealer Manager as its exclusive dealer manager in connection with the offer and sale of the Units, during the period commencing with the Memorandum Date and ending on the Termination Date (as defined in Section 12(a) to solicit purchasers of the Units in the Private Offering at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Memorandum, and the Dealer Manager hereby accepts  such  engagement.  The Dealer Manager will use its best efforts to engage with registered

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investment advisers (“RIAs”) listed on Exhibit A-1 hereto, and U.S. Securities and Exchange Commission (“SEC”)-registered, Financial Industry Regulatory Authority, Inc. (“FINRA”)-member broker-dealers (“IBDs”) (the RIAs listed on Exhibit A-1 hereto, as it may be amended from time to time, and the IBDs shall be referred to herein as the “Participating Dealers”) and through any additional IBDs and RIAs that the Dealer Manager, Issuer or Advisor proposes, from time to time, subject to the Issuer and Adviser’s consent to add such proposed IBD and/or RIA as a Participating Dealer, which consent will not be unreasonably delayed, withheld or conditioned, to offer and sell the Units in the Private Offering. Issuer and Advisor retain the right to directly engage any RIAs that are not listed on Exhibit A-1 hereto to offer and sell Class P-Y Units.  The foregoing notwithstanding, Niagara International Capital Limited, and any affiliates thereof, may be both a Participating Dealer and be directly engaged by Issuer or Advisor to offer and sell Class P-Y Units.  Dealer Manager shall not offer the Units in the Private Offering directly to any investor. In offering subscriptions for the Units, the Dealer Manager and each Participating Dealer shall act solely as the Issuer’s agent and not as a principal. The Dealer Manager has no commitment with regard to the sale of the Units other than to use best efforts to retain Participating Dealers to offer the Units to investors in accordance with the terms and conditions of this Agreement and the Memorandum. Notwithstanding anything herein to the contrary the Dealer Manager is not responsible for sales of the Class P-Y Units, including without limitation, for determining that purchasers of such Class P-Y Units are “accredited investors,” as defined under Rule 501(a), promulgated under the Securities Act, or for any other matters, and shall have no obligations, related to the Class P-Y Units.

(b)The Issuer has prepared copies of the Offering Materials (as defined below), including the subscription agreement for the Units, for delivery to prospective purchasers of the Units in accordance with instructions provided by the Dealer Manager (the “Subscription Agreement”). The Dealer Manager shall only provide prospective purchasers of the Units with such information concerning the Issuer and the Private Offering as may be contained in (i) the Memorandum, (ii) the Subscription Agreement and (iii) such other information or materials concerning the Issuer and the Private Offering as may be approved by the Issuer or the Advisor prior to such use and set forth on Schedule 1 (as Schedule 1 may be amended or supplemented from time to time and, collectively with the Subscription Agreement and the Memorandum, the “Offering Materials”).  The Dealer Manager shall be entitled to rely upon the accuracy and completeness of all information provided by the Issuer or the Advisor, including the information set forth in the Offering Materials and shall have no obligation, beyond its duties under the applicable Exchange Act, Securities Act, SEC regulations and FINRA Rules, to independently verify the accuracy or completeness of such information other than information relating to the Dealer Manager and its affiliates and the information in the section of the Memorandum entitled “Plan of Distribution.”

(c)The Issuer will, or will cause its agents to, provide to the Dealer Manager a list identifying each investor who acquires or commits to acquire the Units through a Participating Dealer. Additionally, the Issuer will, or will cause its agents to, provide to the Dealer Manager copies of any and all Subscription Agreements from investors who acquire or commit to acquire the Units through a Participating Dealer and are accepted by the Issuer. However, Issuer will not provide Dealer Manager with the identities of investors or Subscription Agreements for investors who acquire the Class P-Y Units, or from an IBD or RIA that is not a Participating Dealer.

(d)The Dealer Manager and the Issuer will conduct the Private Offering in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act.  The Issuer or its agents shall be responsible for all required disclosure within the Offering Materials (other than with respect to any statement contained in the Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuer by the Dealer Manager or any Participating Dealer expressly for use in the Memorandum), for confirming that all required representations in the Subscription Agreements have been made, and shall include an appropriate legend or legends in the Offering Materials.

(e)The Dealer Manager will provide each offeree with access to, or a copy of, the then-current Offering Materials provided to the Dealer Manager by the Issuer during the course of the

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Private Offering and prior to any sale, and advise each such offeree at the time of the initial offering to such offeree that the Issuer or its agents and consultants will, during the course of the Private Offering and prior to any sale, afford said offeree and his or her purchaser representative, if any, including the Dealer Manager, the opportunity to ask questions of and to receive answers from the Issuer or its agents and consultants concerning the terms and conditions of the Private Offering and to obtain any additional information that is possessed by the Issuer, or may be obtained by the Issuer without any unreasonable effort or expense, which is necessary to verify the accuracy of the information contained in the Memorandum.  The Dealer Manager agrees not to deliver any Offering Materials, including sales materials described in (b) above unless it is accompanied or preceded by the Memorandum as amended and supplemented.

(f)The Dealer Manager and Issuer shall complete all steps necessary to permit the Dealer Manager to offer the Units pursuant to the registration exemptions available under the Securities Act and applicable state securities laws. The Dealer Manager shall conduct all of its offering and solicitation efforts in conformity with Rule 506(b) of Regulation D and exemptions available under applicable state securities laws.

(g)The Dealer Manager will comply in all respects with the subscription procedures and plan of distribution set forth in the Memorandum.

(h)The Dealer Manager will furnish or cause to be furnished to the Issuer upon request a complete list of all persons who have been offered the Units by the Dealer Manager and/or Participating Dealers; provided, that the Dealer Manager is not responsible for the information provided by the Participating Dealers.

(i)The Dealer Manager will provide to the Issuer or the Advisor status reports with respect to the Private Offering upon their commercially reasonable request, but no less than once each week.

(j)The Dealer Manager shall provide such information and execute and deliver such documents as the Issuer or the Advisor may reasonably request to verify the accuracy of its representations and warranties contained herein.

(k)The Units offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by Participating Dealers whom the Dealer Manager shall retain pursuant to an executed Participating Broker-Dealer Agreement or RIA Placement Agreement substantially in the form attached as Exhibit A-2 to this Agreement or in such other form as shall be pre-approved in writing by the Issuer (a “Participating Dealer Agreement”).  Nothing herein shall prevent the Issuer and Advisor from having direct communications with the Participating Dealers, as long as these communications comply with the provisions provided for under the terms of this Agreement.

3.Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Dealer Manager, and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement, that as of the date hereof and as of each date that Units are sold hereunder; provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Issuer only make such representations and warranties as of such date or dates:

(a)This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as the same may be subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(b)The Issuer has obtained all necessary approvals, consents, licenses and registrations from any governmental entity or any other person or entity necessary to perform its

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obligations hereunder and shall maintain all such approvals, consents and registrations in full force and effect during the term of this Agreement and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or other organizational document or any agreement, instrument, order, law or regulation binding upon it.

(c)The Issuer has complied and will comply in all material respects with all applicable federal and state securities laws in connection with the offering of the Units.

(d)All Offering Materials provided by the Issuer to the Dealer Manager comply in all material respects with all requirements of applicable law.

(e)None of the Issuer, any of its predecessors, any director, executive officer, other officer of the Issuer participating in the Private Offering or any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to 506(d)(1)(viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or Rule 506(d)(3) under the Securities Act. The Issuer has exercised reasonable care to determine: (i) the identity of each person that is an Issuer Covered Person and (ii) whether any Issuer Covered Person is subject to a Disqualifying Event.  The Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Dealer Manager a copy of any disclosures provided thereunder prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of the Units.

(f)With respect to each Issuer Covered Person, the Issuer has established procedures reasonably designed to ensure that the Issuer receives notice from each such Issuer Covered Person of any Disqualifying Event relating to that Issuer Covered Person occurring up to and including, the last date on which Units are offered in the Private Offering.

(g)The Issuer will, during the term of this Agreement, cause the Memorandum to comply in all material respects with the Securities Act and will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no warranty or representation with respect to any statement contained in the Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuer by the Dealer Manager or any Participating Dealer expressly for use in the Memorandum.

(h)The Issuer is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Memorandum, requires such qualification, except where the failure to do so would not result in a material adverse effect on the condition, financial or otherwise (a “Material Adverse Effect”), on the Issuer.

(i)Issuer and Adviser has not paid underwriting compensation to Dealer Manager for sale of the Units, or underwriting compensation to other broker-dealers that may be engaged to sell the Class P-Y Units, that, when considered as percentage of the total proceeds of the Private Offering, could be deemed unfair or unreasonable underwriting compensation or otherwise violate FINRA Rules.

4.Covenants of the Issuer and the Advisor. Each of the Issuer and the Advisor covenants and agrees for itself with the Dealer Manager as follows, as of the date hereof and as of each date that Units are sold hereunder; provided, that, to the extent such covenants are given only as of a specified date or dates, the Issuer and the Advisor only make such covenants as of such date or dates:

(a)The Issuer and the Advisor will, at the Dealer Manager’s request, furnish through the Dealer Manager, to any prospective investor in the Units, such information as is reasonably

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requested and is reasonably available concerning matters material to such prospective investor’s decision to purchase (or commit to purchase) the Units.

(b)If any event relating to or affecting the Issuer or the Advisor occurs, or the Issuer receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Issuer believes that it has become necessary to amend or supplement the Offering Materials so that they do not contain a misstatement of a material fact or an omission of a material fact necessary to be disclosed in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the Issuer will so inform the Dealer Manager and prepare and furnish to the Dealer Manager a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Materials that will amend or supplement the Offering Materials so that, as so amended or supplemented, such Offering Materials do not contain any such misstatement or omission. The Dealer Manager will notify the Participating Dealers to suspend the Private Offering and sale of the Units in accordance with Section 6(e) hereof until such time as the Issuer, in its sole discretion, instructs the Dealer Manager to resume the offering and sale of the Units.

(c)In the conduct of the transactions contemplated by this Agreement, and in the management of the Issuer, the Advisor will materially comply, and will cause the Issuer to materially comply, with all applicable securities laws, other applicable legal and regulatory requirements, applicable industry standards and policy statements of regulatory agencies or self-regulatory agencies.

(d)The Issuer and the Advisor will participate in presentations to prospective investors regarding the Units and the Issuer to the extent that the Dealer Manager may reasonably request and as permitted by applicable law.

(e)Issuer and Adviser shall not pay underwriting compensation to Dealer Manager for sale of the Units, or underwriting compensation to other broker-dealers that may be engaged to sell the Class P-Y Units, that, when considered as percentage of the total proceeds of the Private Offering, could be deemed unfair or unreasonable underwriting compensation or otherwise violate FINRA Rules.

(f)The Issuer and Adviser will notify the Dealer Manager in writing, prior to any offering of the Units offered pursuant to the Private Offering, of any Disqualifying Event relating to any Issuer Covered Person.

(g)The Issuer (i) shall offer and sell Units only to persons that it reasonably believes are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act) and (ii) will require at the time of any sale of the Units that the investor certify the basis underlying the foregoing qualifications.

(h)The Issuer and the Advisor shall not accept any direct or indirect compensation from any person or entity in connection with the sale of the Class P-Y Units. The Issuer and the Advisor shall only pay direct or indirect compensation in connection with the sale of Class P-Y Units in amounts considered “reasonable” under FINRA standards.

5.Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents and warrants to the Issuer and the Advisor as of the date hereof and as of each date that the Units are sold hereunder provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Dealer Manager only make such representations and warranties as of such date or dates:

(a)The Dealer Manager has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms and does not violate any applicable law, or other contracts or agreements to which it is a party.

(b)The Dealer Manager has the financial resources necessary for the performance of

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its obligations as contemplated herein.

(c)The Dealer Manager is duly organized, validly existing and in good standing under the laws of its jurisdiction and is in material compliance with all laws, rules and regulations applicable to it.

(d)The Dealer Manager (i) is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (ii) is a member of FINRA in good standing; and (iii) is, or will be prior to the time of any offer or sale, a broker or dealer registered as such in those states and jurisdictions where the Dealer Manager is required to be registered in order to provide the services contemplated by this Agreement. With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Units (including, without limitation any resales and transfers of the Units), the Dealer Manager agrees, and, by virtue of entering into the Participating Dealer Agreement, each Participating Dealer shall have agreed, to comply in all material respects with all applicable requirements of (A) the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act and all other federal rules and regulations applicable to the Private Offering and the sale of the Units; (B) applicable state securities or “blue sky” laws; and (C) the FINRA Rules (as defined below). The Dealer Manager shall obtain written consent from the Issuer prior to executing a Participating Dealer Agreement with a Participating Dealer that deviates in any material respect from the form attached as Exhibit A-2, and to the extent such Participating Dealer Agreement is consented to and executed, the Dealer Manager shall provide to the Issuer a copy of such agreement and a summary of such deviations.

(e)The Dealer Manager and its officers, directors, employees and agents maintain in full force and effect all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to engage in any activities permitted by this Agreement, and will perform the placement and marketing activities in accordance with all applicable laws and regulations applicable to it, including those in the jurisdiction of each purchaser of the Units.

(f)Neither the Dealer Manager, nor any of its directors, executive officers, other officers participating in the offering of the Units, general partners or managing members, or any of the directors, executive officers or other officers participating in the offering of the Units of any such general partner or managing member (each, a “Dealer Manager Covered Person” and, collectively, the “Dealer Manager Covered Persons”), is subject to any Disqualifying Event, except for a Disqualifying Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Issuer prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of the Units.

(g)With respect to anti-money laundering and anti-terrorist regulations, the Dealer Manager has taken all reasonable steps to ensure that the funds received from purchasers of the Units and invested in the Issuer do not constitute proceeds from activities that would be subject to anti-money laundering or similar or comparable acts or regulations under U.S. laws or other laws or regulations applicable to it; provided, that, with respect to U.S. laws or other laws or regulations applicable to it as well as internal policies and regulations that relate to “knowing your client” and/or money laundering, it (i) has in place client verification procedures for the purpose of establishing the identity and source of funds of each purchaser of the Units and (ii) has recorded evidence (the “Documentary Evidence”) establishing the identity and source of funds of each such purchaser and, if requested, will deliver such Documentary Evidence to the Issuer with the subscription documents or at any time during which the Units are issued and outstanding and retain or procure the retention of such evidence for so long as is required by applicable law or regulation and internal policies.

(h)The Dealer Manager shall abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each

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as may be amended from time to time.

(i)Exclusive of any RIAs that the Issuer or the Advisor may engage directly, the Dealer Manager is not aware of any person (other than any Issuer Covered Person, Dealer Manager Covered Person or Participating Dealer) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Units, and the Dealer Manager will not enter into any such agreement without the prior written consent of the Issuer. If the Dealer Manager enters into any such agreement, such person(s) will be deemed to be a Dealer Manager Covered Person pursuant to this Agreement.

(j)(i) neither the Dealer Manager nor any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Units pursuant to this Agreement, has been charged with and, to its knowledge, is not under investigation, review or evaluation with respect to, any material violation of any laws, rules and regulations applicable to it, (ii) the Dealer Manager is not the subject of any pending (or, to its knowledge, threatened) adverse proceedings by any governmental authority the effect of which might impair or adversely affect in any material respect its ability to perform its obligations under this Agreement, and (iii) the Dealer Manager is not a party to, and to its knowledge, it has not been threatened with, any litigation, arbitration or other adverse proceeding the effect of which might impair or adversely affect in any material respect its ability to perform its obligations under this Agreement.

(k)With respect to each Dealer Manager Covered Person, the Dealer Manager has established procedures reasonably designed to ensure that the Dealer Manager receives notice from each such Dealer Manager Covered Person of any Disqualifying Event relating to that Dealer Manager Covered Person occurring up to and including the last date on which the Units are offered in the Private Offering.

6.Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with each of the Issuer and the Advisor as follows, as of the date hereof and as of each date that the Units are sold hereunder; provided, that, to the extent such covenants are given only as of a specified date or dates, the Dealer Manager only makes such covenants as of such date or dates:

(a)The Dealer Manager (i) will conduct the offering of the Units in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D and applicable state securities laws and regulations, (ii) will not offer or sell the Units by any means otherwise inconsistent with this Agreement or the Memorandum; (iii) will not engage in, and the Participating Dealer Agreement executed with each Participating Dealer will not permit any Participating Dealer to engage in, any marketing or general solicitation activities in any jurisdiction or in any manner in which it is unlawful for it to do so; and (iv) will require, pursuant to the Participating Dealer Agreement executed with each Participating Dealer, that Participating Dealers or their authorized representatives offer the Units only to persons with whom Participating Dealers or their authorized representatives have a substantive and pre-existing relationship as defined from time to time by the SEC.

(b)In its activities in connection with the offer and sale of the Units, the Dealer Manager shall comply in all material respects with applicable (i)  federal, state and local securities laws, and any other applicable laws relating to the placement of securities, and (ii) applicable requirements of other governmental, regulatory and self-regulatory authorities and organizations having jurisdiction over the Dealer Manager or the Private Offering, including those relating to anti-money laundering activities (including collection of required “know your customer” information from purchasers of the Units).

(c)In connection with its activities hereunder, the Dealer Manager shall (i) exclusively use the Offering Materials and shall not include or make use of any other document or material, or furnish to any potential investor any other information, written or oral, respecting the Issuer or the offering of the Units, without the prior written consent of the Issuer, and (ii)  deliver or cause to be delivered to each purchaser of Units, at or prior to the time of any purchase of, or commitment to

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purchase, the Units, copies of the most recent versions of the Offering Documents as supplied to it by the Issuer.

(d)Without the prior written consent of the Issuer, the Dealer Manager shall not engage in marketing activities with respect to the Units that would require the Issuer, the Units or any of the Offering Materials to be registered, licensed, qualified or approved by any regulatory authority in any jurisdiction.

(e)The Dealer Manager will, and will require that each of the Participating Dealers, suspend or terminate the offer and sale of the Units in the Private Offering upon the written request of the Issuer at any time and to resume offering and sale of the Units in the Private Offering upon subsequent written request of the Issuer.

(f)The Dealer Manager will maintain records related to each purchaser of the Units for so long as is required by applicable law or regulations and the Dealer Manager’s internal policies and will maintain for a period of at least six (6) years following the Private Offering Termination Date, information and documents disclosing the basis upon which the determination of suitability was reached as to each investor.  Neither the Dealer Manager nor Participating Dealers are responsible for recordkeeping obligations described in Section 6(e) for sales of the Class P-Y Units.

(g)The Dealer Manager shall not hold itself out as representing the Advisor, the Issuer, or any of their affiliates in any way, including in any oral or written communication, or take or fail to take any action, directly or indirectly, which would cause or be reasonably likely to cause a purchaser of  the Units, or any other person or entity, to believe that the Dealer Manager (i) is an employee of any of the foregoing; (ii) has the ability to accept, or cause the Issuer to accept, subscriptions for  the Units; or (iii) is rendering or will render investment management or advisory services on behalf of the Issuer, Advisor, or their affiliates.

(h)The Dealer Manager will notify the Issuer in writing, prior to any offering of the Units of: (i) any Disqualifying Event relating to any Dealer Manager Covered Person not previously disclosed to the Issuer in accordance with Section 5(f) above. The Dealer Manager will provide certification that it is not subject to a Disqualifying Event (“No Bad Actor Certification”) in the form of Exhibit C hereto.  Each Participating Dealer Agreement will require each Participating Dealer to provide a No Bad Actor Certification in in the form of Exhibit D hereto or provide a substitute in a form reasonably satisfactory to the Issuer.

(i)The Dealer Manager shall require that Participating Dealers to only offer and sell the Units to persons it reasonably believes, on the basis of information obtained from the potential investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager or an associated person: (A) is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act and meets the other investor suitability requirements as may be established by the Issuer and set forth in the “Who May Invest” section of the Memorandum; (B) has a fair market net worth sufficient to sustain the risks inherent in an investment in the Issuer, including, but not limited to, total loss of its investment, lack of liquidity, and other risks described in the Memorandum; and (C) is a person for which an investment in  the Units are otherwise suitable.  The Dealer Manager will require at the time of any sale of the Units that the investor certify the basis underlying the foregoing qualifications. The Issuer may also, in its sole discretion, permit the offer and sale of the Units to a certain number of investors that are not accredited investors pursuant to Rule 506(b). Neither the Dealer Manager nor Participating Dealers are responsible for obligations described in this Section 6(i) for sales to potential investors in the Class P-Y Units, including responsibility for determining purchasers of the Class P-Y Units are “accredited investors,” as defined in Rule 501(a) under the Securities Act.

(j)The Dealer Manager will, and the Participating Dealer Agreement will require each Participating Dealers to comply with (i) all rules promulgated by FINRA applicable to the Private Offering (collectively, the “FINRA Rules”) and (ii) all relevant foreign laws and regulations when

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soliciting investors in foreign jurisdictions.  Pursuant to FINRA Rules, Dealer Manager will conduct due diligence on the Private Offering prior to effectuating any sales of the Units.  If applicable, the Dealer Manager will make a FINRA Rule 5123 filing with FINRA for the Private Offering and make a copy of such filing available to the Participating Dealers, the Issuer and the Advisor upon request.

(k)During the Marketing Period (defined below), the Dealer Manager and its affiliates will not, and will not enter into discussions with unaffiliated third parties to, form, organize, sponsor, advise, subadvise, market or distribute any Impact Program (defined below) other than the Issuer. For purposes of this Agreement, (i) “Marketing Period” shall mean the term of effectiveness of this Agreement and (ii) “Impact Program” means any fund, including a direct participation product, limited liability company or partnership that has raised or intends to raise capital from investors that are obtained through a network of broker-dealers and/or registered investment advisers of the type used by the Dealer Manager to distribute securities and that invests or intends to invest primarily in impact and impact-related investments and strategies.

(l)The Dealer Manager possesses, and shall maintain, sufficient staff, infrastructure, information technology capability and facilities to provide the services to be provided by the Dealer Manager pursuant to this Agreement and of the type customarily provided by dealer managers of similar investment products. In addition, the Dealer Manager will maintain sales, supervisory and compliance personnel with respect to marketing and sale of the Private Offering comprised of individuals possessing reasonable experience and expertise in offering, selling and overseeing sales in private placements through the distribution channels described in Section 2 of this Agreement.

(m)The Dealer Manager shall not accept any direct or indirect compensation from any person or entity other than the Issuer or Advisor in connection with the sale of the Units in the Private Offering without the prior written consent of the Issuer or Advisor. The Dealer Manager shall not, directly or indirectly, pay or award finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such person to advise or recommend the purchase of the Units; provided, however, commissions paid to Participating Dealers and licensed representatives of Participating Dealers pursuant to a Participating Dealer Agreement in compliance with this Agreement shall not be prohibited hereby.  The Dealer Manager shall not accept any direct or indirect compensation related to the sale of the Class P-Y Units.

(n)The Dealer Manager shall not, and shall require that Participating Dealers do not, market or sell the Units in the Private Offering to any pension plan clients where any Dealer Manager Covered Person or Participating Dealer’s employees, officers, directors, affiliates, agents or delegates serves as a fiduciary.

(o)The Dealer Manager shall not, and shall require that Participating Dealers do not, market or sell the Units in the Private Offering to any government or governmental agency where any Dealer Manager Covered Person or Participating Dealer’s employees, officers, directors, affiliates, agents or delegates have had employment, to the extent prohibited by law or regulation.

7.Fees and Expenses.

(a)Selling Commissions. Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager up-front selling commissions in the amount of (i) 6.0% of the gross offering proceeds from the sale of Class P-A Units and (ii) 3.0% of the gross offering proceeds from the sale of Class P-C Units.  The Dealer Manager will not receive selling commissions for the sale of any other class of Units.  The Dealer Manager will not receive selling commissions for: (i) sales directed by the Issuer or Advisor or (ii) sales made by any IBD or RIA that is not a Participating Dealer.  The Dealer Manager will reallow all selling commissions to Participating Dealers pursuant to the terms of the Participating Dealer Agreements.

(b)Up-front Dealer Manager Fee, Recurring Dealer Manager Fee, Distribution Fee

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and Service Fee.

(i)Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager (i) an up-front dealer manager fee equal to 3.0% of the gross offering proceeds from the sale of Class P-A Units and (ii) an up-front dealer manager fee equal to 3.0% of the gross offering proceeds from the sale of Class P-C Units.  The Dealer Manager may reallow up to 1.5% of the dealer manager fee received for Class P-A Units and Class P-C Units to Participating Dealers pursuant to the terms of the Participating Dealer Agreements. The Dealer Manager will not receive up-front dealer-manager fees for the sale of any other class of Units.

(ii)Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager (i) a recurring dealer manager fee that accrues daily equal to 1/365th of 0.5% of the net asset value of the distributed Class P-I Units, payable monthly in arrears and, (ii) a recurring dealer manager fee that accrues daily equal to 1/365th of 0.5% of the net asset value of the distributed Class P-W Units payable monthly in arrears. The recurring dealer manager fee on Class P-I Units and Class P-W Units is payable for five years until the earlier of: (x) the date on which such Class P-I Units or Class P-W Units are repurchased by the Issuer; (y) the listing of the Class P-I Units or Class P-W Units on a national securities exchange, the sale of the Issuer or the sale of all or substantially all of the Issuer’s assets; or (z) the fifth anniversary of the admission of the investor as a unitholder.  The Dealer Manager will not receive recurring dealer-manager fees for the sale of any other class of Units.

(iii)Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager a distribution fee that accrues daily equal to 1/365th of 0.8% of the amount of the net asset value for the distributed Class P-C Units payable monthly in arrears. The distribution fee is payable until the earlier to occur of the following: (i) a listing of the Class P-C Units on a national securities exchange, (ii) following the completion of this offering, total selling compensation in this offering equaling 10% of the gross proceeds of the offering, or (iii) there are no longer any Class P-C Units outstanding. The Dealer Manager will not receive a distribution fee for sales of any other class of Units.

(iv)Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum under the heading “Plan of Distribution,” the Issuer will pay the Dealer Manager an annual service fee that accrues daily equal to 1/365th of 0.25% of the amount of the net asset value of the distributed Class P-W Units payable monthly in arrears. The service fee is payable is payable for six years until the earlier of: (i) the date on which such Class P-W Units are repurchased by the Issuer; (ii) the listing of the Class P-W Units on a national securities exchange, the sale of the Issuer or the sale of all or substantially all of the Issuer’s assets; or (iii) the sixth anniversary of the of the admission of the investor as a unitholder. The Dealer Manager may reallow all or any portion of the service fee to a Participating Dealer.

(c)Obligations to Participating Dealers. Selling commissions and fees payable pursuant to Sections 7(a) and 7(b) and received by the Dealer Manager may be reallowed to the Participating Dealer who sold the Units giving rise to such commissions and fees as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. The Issuer will not be liable or responsible to any Participating Dealer for direct payment or reallowance of any such selling commissions or fees to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment or reallowance of any such commissions or fees to Participating Dealers.

(d)Issuer Expenses. Subject to the limitations set forth below, the Issuer agrees to pay all costs and expenses incident to the Private Offering that it has previously approved in writing, whether or not the transactions contemplated hereunder are consummated or this Agreement is

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terminated, including expenses, fees and taxes in connection with: (i) the preparation of the Memorandum and any amendments or supplements thereto, and the printing and furnishing of copies thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of certificates, if any, for the Units, including any stock or other transfer taxes or duties payable upon the sale of the Units; (iii) all fees and expenses of the Issuer’s legal counsel, independent public or certified public accountants and other advisors; (iv) the fees and expenses of any transfer agent or registrar for  the Units and any miscellaneous expenses referred to in the Memorandum; (v) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel, in making presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the Private Offering; and (vi) the performance of the Issuer’s other obligations hereunder. Notwithstanding the foregoing, the Issuer shall not directly pay, or reimburse the Advisor for, the costs and expenses described in this Section 7(d) if the payment or reimbursement of such expenses would cause the aggregate of the Issuer’s “organization and offering expenses” as defined by FINRA Rule 2310 (including: (A) the Issuer expenses paid or reimbursed pursuant to this Section 7(d), (B) all items of underwriting compensation, including the selling commissions and dealer manager fees paid pursuant to Sections 7(a) and 7(b), and (C) the Dealer Manager costs and expenses described in Section 7(e)), to exceed 15.0% of the gross proceeds from the sale of the Units in the Private Offering.

(e)Dealer Manager Expenses. Subject to the limitations set forth below, the Issuer shall, promptly following written request from the Dealer Manager, reimburse the Dealer Manager for reasonable fees and expenses of legal counsel of the Dealer Manager related to the review of the Memorandum and related Regulation D compliance matters, which costs and expenses represent all costs and expenses reimbursable to the Dealer Manager incurred prior to the date hereof. During the term hereof, the Issuer shall reimburse the Dealer Manager for the following reasonable, customary, and actual out-of-pocket costs and expenses incurred by the Dealer Manager after the commencement of the Private Offering in connection with the performance of its obligations under this Agreement (the “PPM Offering Expenses”): (i) customary travel, lodging and meal expenses incurred in connection with the Private Offering; (ii) costs and expenses of conducting educational conferences and seminars, attending broker- dealer sponsored conferences, industry sponsored conferences, informational seminars and educational conferences sponsored by the Issuer; and, (iii) reasonable bona fide due diligence expenses set forth in an itemized and detailed invoice provided to the Issuer (including travel, lodging and meal expenses and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel); and (iv) (A) reasonable fees and expenses of legal counsel of the Dealer Manager related to the review of the Memorandum and related Regulation D compliance matters, and (B) reasonable fees and expenses of legal counsel to the Dealer Manager related to the Private Offering incurred after the date of this Agreement. Any PPM Offering Expenses greater than $5,000 shall require the preapproval of the Issuer.  Issuer shall not be obligated to reimburse the Dealer Manager for any PPM Offering Expenses greater than $5,000 that was not preapproved by the Issuer. Notwithstanding the foregoing, (A) the Dealer Manager will reimburse the Issuer for any costs and expenses reimbursed to the Dealer Manager pursuant to this Section 7(e) to the extent that the reimbursement of such costs and expenses to the Dealer Manager causes the aggregate (x) selling commissions and dealer manager fees paid pursuant to Sections 7(a) and 7(b), and (y) costs and expenses reimbursed pursuant to this Section 7(e) (excluding any bona fide due diligence expenses reimbursed as provided under clause (iii) above) to exceed 10% of the gross proceeds from the sale of the Units in the Private Offering as of the Private Offering Termination Date, and (B) no bona fide due diligence expenses shall be reimbursed by the Issuer pursuant to this Section 7(e) to the extent that such reimbursements would cause the aggregate  of (x) all Issuer expenses described in Section 7(d), (y) all underwriting compensation paid to the Dealer Manager, including the selling commissions and dealer manager fees paid pursuant to Sections 7(a) and 7(b), and (z) the bona fide due diligence expenses reimbursed pursuant to this Section 7(e), to exceed 15% of the gross proceeds from the sale of the Units in the Private Offering. PPM Offering Expenses will be reimbursed to the Dealer Manager within thirty (30) calendar days of the Dealer Manager’s presentation of a detailed and itemized invoice or receipt or such other documentation as the Issuer may reasonably deem acceptable for such expenses to the Issuer. Notwithstanding the foregoing, the Dealer Manager shall be solely responsible for any tax, duty or other governmental charge imposed in connection with any amount it receives pursuant to this Section 7.

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(f)Consultation Rights. The Advisor shall make itself reasonably available to meet with the Dealer Manager, its employees and its agents and to provide them with such information as they reasonably may request regarding the Issuer and the Private Offering.

(g)Payment. All amounts payable to the Dealer Manager pursuant to Section 7(a) and 7(b)(i) will be paid in full within thirty (30) days after the investor subscribing for the Units is admitted as a unitholder of the Issuer.  All amounts payable to the Dealer Manager pursuant to Section 7(b)(ii), 7(b)(iii) and 7(b)(iv) begin when an investor subscribing for the Units is admitted as a unitholder of the Issuer and will be paid monthly in arrears.

8.Liability; Indemnification. To the extent permitted by applicable law, the Issuer shall indemnify, defend and hold harmless the Dealer Manager, each Participating Dealer and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Dealer Manager Indemnified Persons”) from and against any losses, claims (including reasonable attorneys’ fees and the reasonable cost of investigation), damages or liabilities, joint or several (“Losses”), to which any Dealer Manager Indemnified Person may become subject insofar as such Losses arise out of or are based upon: (i) any (1) untrue statement or alleged untrue statement of a material fact contained in any Offering Materials or (2) omission or alleged omission of a material fact required to be stated in any Offering Materials or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not apply to any such Losses arising out of or based upon an untrue statement or alleged untrue statement of material fact or an omission or alleged omission of material fact in any information furnished by or on behalf of the Dealer Manager or by or on behalf of any Participating Dealer specifically for inclusion in the Offering Materials; (ii) any breach by the Issuer of a representation, warranty or covenant made by the Issuer in this Agreement; (iii) any material failure by the Issuer to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Private Offering (other than as a result of a material breach by the Dealer  Manager of its obligations  hereunder), or (iv) any matters relating to the Class P-Y Units; provided, however, that the Issuer shall not provide any such indemnification to a particular Dealer Manager Indemnified Person to the extent it has been determined by a court of competent jurisdiction that such Losses resulted from such Dealer Manager Indemnified Person’s fraud, willful misfeasance, gross negligence, or material breach of a representation, warranty or covenant herein, which shall have no impact on the Issuer’s obligations herein to each other Dealer Manager Indemnified Person.

(a)The Issuer will reimburse each Dealer Manager Indemnified Person for any legal or other expenses reasonably incurred by such Dealer Manager Indemnified Person in connection with investigating or defending any Losses with respect to which such Dealer Manager Indemnified Person is entitled to indemnification hereunder.

(b)To the extent permitted by applicable law, the Dealer Manager will indemnify, defend and hold harmless the Issuer, each of the Issuer’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Issuer Indemnified Persons”) against all Losses to which any Issuer Indemnified Person may become subject insofar as such Losses arise out of or are based upon: (i) any (1) untrue statement or alleged untrue statement of material fact contained in any Offering Materials or (2) omission or alleged omission of a material fact required to be stated in any Offering Materials or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, in each case described in this clause (i) to the extent, but only to the extent, that such untrue statement or alleged untrue statement of material fact or omission or alleged omission of a material fact was made in reliance upon and in conformity with written information that was furnished to the Issuer by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of and inclusion in the Offering Materials; (ii) a material breach by the Dealer Manager of any representation, warranty or covenant made by it pursuant to this Agreement; (iii) any material failure by the Dealer Manager to

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perform its obligations hereunder or a material breach by the Dealer Manager of applicable securities laws or regulations (other than as a result of a material breach by the Issuer of its obligations hereunder); or (iv) any action or omission by the Dealer Manager in connection with the performance of its duties under this Agreement that is determined by a court of competent jurisdiction to have constituted fraud, willful misconduct or gross negligence; provided, however, that the Dealer Manager shall not provide any such indemnification to the extent it has been determined by a court of competent jurisdiction that such Losses resulted from the Issuer’s fraud, willful misfeasance, gross negligence, or material breach of a representation, warranty or covenant herein.

(c)By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Issuer, the Dealer Manager and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Issuer or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any Losses to which any such person may become subject, as more fully described in each Participating Dealer Agreement.

(d)Promptly after receipt by a Dealer Manager Indemnified Person or an Issuer Indemnified Person (collectively, “Indemnified Persons”) under this Section 8 of notice of any claim or the commencement of any action, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 8 (each an “Indemnifying Party”), notify such Indemnifying Party in writing of the claim or the commencement of that action; provided, that, the failure to notify the Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to an Indemnified Person unless such failure materially affects or prejudices such Indemnifying Party.  If any such claim or action is brought against any Indemnified Person, and an Indemnifying Party is notified thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (which consent may not be unreasonably withheld or delayed).  After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Person under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation in connection with the defense.  The Indemnified Person will have the right to employ its own counsel in any such action, provided that the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized in writing by the Indemnifying Party, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Party (in which case the Indemnifying Party will not have the right to assume the defense of such action on behalf of the Indemnified Person) or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Party or Parties.  No compromise or settlement of any claim may be effected by an Indemnifying Party without the Indemnified Person’s prior consent, unless (A) such compromise or settlement does not include a finding or admission by the Indemnified Person of any violation of any law, rule or regulation or any violation of the rights of any person, (B) each Indemnified Person is unconditionally released from all liability arising therefrom, and (C) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

9.Contribution.

(a)If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (a)

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in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Dealer Manager and Participating Dealer, respectively, from the offer and sale of  the Units pursuant to this Agreement and any Participating Dealer Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Issuer, the Dealer Manager and Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b)The relative benefits received by the Issuer, the Dealer Manager and Participating Dealer, respectively, in connection with the offer and sale of  the Units pursuant to this Agreement and any Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuer, and the total selling commissions and dealer manager fees received by the Dealer Manager and Participating Dealer, respectively, bear to the aggregate initial price of the Units as set forth in the Memorandum.

(c)The relative fault of the Issuer, the Dealer Manager and Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Issuer, the Dealer Manager or Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)The Issuer, the Dealer Manager and Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9.   The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e)For the purposes of this Section 9, the Dealer Manager’s Indemnified Persons shall have the same rights to contribution of the Dealer Manager, and the Issuer’s Indemnified Persons shall have the same rights to contribution of the Issuer.

(f)Notwithstanding the provisions of this Section 9, the Participating Dealer shall not be required to contribute any amount by which the total price at which the Units sold to the public by Participating Dealer exceeds the amount of any damages which the Participating Dealer would have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(g)No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

10.Survival of Provisions. The respective agreements, representations and warranties of the Parties set forth in this Agreement shall remain operative and in full force and effect until the Termination Date. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 11, 12, 13 and 14 (including the sections referenced therein for purposes of such surviving section), all of which will survive the termination of this Agreement.

11.Confidentiality. No Party shall use any confidential information relating to another Party’s business, operation, clients, systems and technology provided by such other Party under this

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Agreement (“Confidential Information”) for any purpose other than as permitted or required for the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the Dealer Manager will not use any Confidential Information provided by the Issuer, the Advisor or their respective affiliates pursuant to this Agreement in connection with the performance by the Dealer Manager of services for other parties or for any reasons other than in connection with its providing the services contemplated hereunder.  Each Party agrees not to disclose to any person any Confidential Information of any Party hereto without the express written consent of such other Party, except (i) to officers, employees, designees, advisors, service providers or agents of such Party who have a need to know such information in the course of performing their obligations hereunder; provided, that, such officers, employees, designees, advisors, service providers or agents retain the confidentiality of Confidential Information in accordance with this Agreement; (ii) as may be required by applicable laws, regulations, order or request of any court or governmental or regulatory (including self-regulatory) body to whose supervisory authority such Party is subject; and (iii) with respect to the Issuer and the Advisor, disclosure of investor information that is otherwise required in connection with the placement of the Units and the management of investor relations of the Issuer.  Each Party agrees to take all reasonable measures (including, without limitation, measures taken by such Party to safeguard its own Confidential Information) to prevent any such disclosure by its employees, designees, advisors, service providers and agents. Confidential Information shall not include information that (A) was already in the public domain or known to a Party at the time of its disclosure by another Party; (B) is hereafter publicly disclosed, except information disclosed in violation of this Section 11; or (C) is obtained by a Party from a third party (1) whom such Party to this Agreement does not know to have violated, or to have obtained such information in violation of, any confidentiality obligation (whether contractual, fiduciary or otherwise) owed to another Party with respect to such information, and (2) who does not require such Party to refrain from disclosing such information. Notwithstanding the foregoing, each Party and each Party’s employees, representatives and other agents, may disclose to their advisors (including, without limitation, their attorneys and accountants) or to the U.S. Internal Revenue Service or other U.S. taxing authority, without limitation of any kind, the U.S. federal and state income and franchise tax treatment and U.S. federal and state income and franchise tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment or tax structure to the extent relevant to understanding the tax treatment and tax structure of such transactions.

12.Term and Termination.

(a)Term. This Agreement shall commence as of the date first written above.  Unless sooner terminated pursuant to this Section 12, this Agreement (i) shall automatically terminate at the first occurrence of any of the following events: (a) upon the Private Offering Termination Date, (b) the date of the dissolution or liquidation of the Issuer or (c) the date the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence (and this Agreement shall be deemed to be suspended during the revocation or suspension period), (ii) may be terminated by the Issuer pursuant to Section 12(c) below, and (iii) may be terminated by the Dealer Manager pursuant to Section 12(b) below (the date upon which any of the above occur shall be referred to as the “Termination Date”)

(b)Termination by the Dealer Manager. The Dealer Manager may terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Dealer Manager to the Issuer and the Advisor, if any of the following events occur (each a “Dealer Manager Cause Event”):

(i)a court of competent jurisdiction (1) enters a decree or order for relief in respect of the Issuer, a subsidiary of the Issuer or the Advisor in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Issuer, a subsidiary of the Issuer, or Advisor or for any substantial part of their property or (3) orders the winding up

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or liquidation of the Issuer’s, a subsidiary of the Issuer’s or the Advisor’s affairs;

(ii)the Issuer, a subsidiary of the Issuer or the Advisor (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the entry of an order for relief in an involuntary case under any such law, (3) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Issuer, a subsidiary of the Issuer or Advisor, or for any substantial part of their property, or (4) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;

(iii)the Issuer materially changes the Issuer’s investment strategy from the investment strategy of focusing on impact and impact-related investments and strategies;

(iv)the Issuer shall have engaged in fraud, criminal conduct or willful misconduct or committed a willfully or grossly negligent breach of its respective obligations under this Agreement;

(v)a  material  breach  of  this  Agreement  by  the  Issuer  that  materially adversely affects the Issuer’s ability to perform its duties under this Agreement; provided that, (i) the Issuer does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Dealer Manager, or (ii) if such material breach is not of a nature that can be remedied within such period, the Issuer does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period; or

(vi)there shall have occurred a Material Adverse Effect on the Issuer, whether or not arising in the ordinary course of business, and the Issuer shall not have cured such Material Adverse Effect within sixty (60) days following notice from the Dealer Manager to the Issuer of such Material Adverse Effect;

The Issuer agrees that if any of the Dealer Manager Cause Events specified in subsections (i) or (ii) above occur, the Issuer will give prompt written notice thereof to the Dealer Manager, and in no event later than seven (7) calendar days after the date the Issuer becomes aware of the occurrence of such Dealer Manager Cause Event.

(c)Termination by the Issuer. The Issuer may terminate this Agreement immediately, subject to any applicable cure period described below, upon written notice of termination from the Issuer to the Dealer Manager, if any of the following events occur (each an “Issuer Cause Event”):

(i)a court of competent jurisdiction (1) enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Dealer Manager or for any substantial part of its property or (3) orders the winding up or liquidation of the Dealer Manager’s affairs;

(ii)the Dealer Manager (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the entry of an order for relief in an involuntary case under any such law, (3) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of it or for any substantial part of its property, or (4) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;

(iii)the Dealer Manager shall have engaged in fraud, criminal conduct or willful misconduct or committed a willfully or grossly negligent breach of its respective obligations under this Agreement; or

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(iv)a material breach of this Agreement by the Dealer Manager that materially adversely affects the Dealer Manager’s ability to perform its duties under this Agreement; provided that (i) the Dealer Manager does not cure any such material breach within thirty (30) days of receiving notice of such material breach from the Issuer, or (ii) if such material breach is not of a nature that can be remedied within such period, the Dealer Manager does not diligently take all reasonable steps to cure such breach or does not cure such breach within a reasonable time period.

The Dealer Manager agrees that if any of the events specified in subsections (i) or (ii) above occur, the Dealer Manager will give prompt written notice thereof to the Issuer and in no event later than seven (7) calendar days after the occurrence of such Issuer Cause Event.

(d)Issuer Obligations Upon Termination. The Issuer, upon termination of this Agreement, shall pay to the Dealer Manager all earned but unpaid fees and compensation and all incurred expense reimbursements to which the Dealer Manager is entitled pursuant to Section 7 of this Agreement as such compensation becomes payable unless payment of such fees would violate the Exchange Act, SEC regulations or the FINRA Rules.

(e)Dealer Manger Obligations Upon Termination. The Dealer Manager, upon termination of this Agreement, shall promptly deposit any and all funds, if any, in its possession that were received from investors for the sale of Units into the appropriate account designated by the Issuer for the deposit of investor funds, shall promptly deliver to the Issuer all records and documents in its possession which relate to the Private Offering and are not designated as dealer copies, provide a list of all investors and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Private Offering, and shall notify the Participating Dealers of such termination.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. Upon termination of this Agreement, the Dealer Manager shall use its commercially reasonable best efforts to cooperate with the Issuer and any other party that may be reasonably necessary to accomplish an orderly transfer to any successor entity of the operation and management of the services the Dealer Manager provided pursuant to this Agreement.  The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section 12(e), but the Issuer will pay or reimburse the Dealer Manager for any expenses reasonably incurred by the Dealer Manager in connection therewith, except in the event this Agreement is terminated by the Issuer pursuant to Section 12(c).

13.Notices. Any notice, approval, request, authorization, direction or other communication required or permitted under this Agreement shall be in writing and shall be deemed given (a) when delivered personally or via commercial messenger, (b) on the first (1st) business day after deposit with a nationally recognized overnight delivery service, (c) on the fifth (5th) business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, or (d) when transmitted by facsimile or email, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case to the intended recipient at the address set forth below.

If to Dealer Manager:

SC Distributors, LLC

695 Town Center Drive, Suite 600

Costa Mesa, CA 92626

Attention: Patrick Miller, President

E-mail: pmiller@scdistributors.com

with a copy to (which shall not constitute notice under this Agreement):

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

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3343 Peachtree Road, N.E. Atlanta, Georgia 30326

Attention: Heath D. Linsky, Esq. Facsimile: (404) 365-9532

E-mail: hlinsky@mmmlaw.com

If to the Issuer or the Advisor:

TriLinc Global Impact Fund, LLC

1230 Rosecrans Avenue, Suite 605

Manhattan Beach, California 90266

Attention: Gloria Nelund, Chairman and Chief Executive Officer

E-mail: GNelund@trilincglobal.com

with a copy to (which shall not constitute notice under this Agreement):

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, New York 10166

Facsimile: (212) 801-6400

Attention: Judith D. Fryer, Esq. E-mail: fryerj@gtlaw.com

Any Party may change its address specified above by giving the other Parties notice of such change in accordance with this Section 13.

14.Miscellaneous.

(a)Governing Law. This Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principals of conflicts of laws.

(b)Execution in Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile or PDF, each of which when so executed and delivered shall constitute one and the same instrument.

(c)Binding Agreement: Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 3 and 7 herein.  Nothing in this Agreement is intended or shall be construed to give any other person any right, remedy or claim, except as otherwise specifically provided herein.

(d)Assignment. Neither this Agreement, or any Party’s rights or obligations hereunder, may be assigned by any Party without the prior written consent of the other Parties.

(e)Amendments. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all Parties.

(f)Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

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(g)Waiver of Jury Trial; Consent to Jurisdiction.

EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The Parties irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in Los Angeles County, California for purposes of any suit, action or other proceeding arising from this Agreement and the Private Offering, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute.

(h)Status of Parties. The Dealer Manager, on the one hand, and the Issuer and the Advisor, on the other hand, shall be deemed to be an independent contractor with respect to the other and, none of the Dealer Manager on the one hand, and the Issuer and the Advisor, on the other hand, shall have authority to act for or represent the other. Nothing contained herein shall create a partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall this Agreement be deemed to confer on any Party any express, implied, or apparent authority to incur any obligation or liability on behalf of any other Party.

(i)Entire Agreement. This Agreement shall constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and shall supersede any prior understanding or agreement, oral or written with respect thereto.

(j)Third Party Beneficiaries. Except for the persons and entities not a party to this Agreement referred to in Section 8, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities not a party to this Agreement referred to in Section 8, and to Participating Dealers to the extent set forth in Sections 3 and 7, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any Party to this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed and delivered as of the date first above written.

TRILINC GLOBAL IMPACT FUND LLC

By:
Name:	Gloria Nelund
Title:	Chairman and Chief Executive Officer

TRILINC ADVISORS, LLC

By:
Name:	Gloria Nelund
Title:	Chairman and Chief Executive Officer

SC DISTRIBUTORS, LLC

By:
Name:	Patrick Miller
Title:	President

Signature Page to TriLinc Global Impact Fund, LLC Dealer Manager Agreement

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed and delivered as of the date first above written.

TRILINC GLOBAL IMPACT FUND LLC

By:
Name:	Gloria Nelund
Title:	Chairman and Chief Executive Officer

TRILINC ADVISORS, LLC

By:
Name:
Title:

SC DISTRIBUTORS, LLC

By:
Name:	Patrick Miller
Title:	President

Signature Page to TriLinc Global Impact Fund, LLC Dealer Manager Agreement